Exhibit 99.1

Old National Reports 43% EPS Growth from 3Q22, 10% on an Adjusted Basis1, Driven by Commercial Loan Growth, Net Interest Margin Expansion and Expense Discipline
EVANSVILLE, Ind. (January 24, 2023)

Old National Bancorp (NASDAQ: ONB) reports 4Q22 net income applicable to common shares of $196.7 million, diluted EPS of $0.67; $164.3 million and $0.56 on an adjusted[1] basis, respectively. Full-year net income applicable to common shares of $414.2 million, diluted EPS of $1.50; $540.9 million and $1.96 on an adjusted[1] basis, respectively.

CEO COMMENTARY:

“Old National's strong 4th quarter puts the finishing touches on a transformational year of growth marked by disciplined, consistent execution,” said CEO Jim Ryan. “We capped off 2022 with robust loan growth, impressive net interest margin expansion, peer leading return on average tangible common equity, excellent credit metrics and a record efficiency ratio."

FOURTH QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $196.7 million; adjusted net income applicable to common shares[1] of $164.3 million
•Earnings per diluted common share ("EPS") of $0.67; adjusted EPS[1] of $0.56

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $396.5 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.85%, up 14 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $278.8 million; adjusted PPNR[1] of $240.7 million
•Noninterest expense of $282.7 million; adjusted noninterest expense[1] of $230.3 million
•Efficiency ratio[1] of 49.1%; adjusted efficiency ratio[1] of 47.5%

Loans and Credit Quality	•End-of-period total loans[3] of $31.1 billion, up 7.7% annualized compared to September 30, 2022
◦Total commercial loans increased 7.9% annualized
◦Total consumer loans[4] increased 7.5% annualized
•Total commercial production of $2.7 billion
•Commercial loan pipeline of $4.6 billion
•Provision for credit losses[5] ("provision") of $11.4 million
•Net charge-offs of $4.0 million, or 5 bps of average loans
•Non-performing loans of 0.81% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 31.5%; adjusted return on average tangible common equity[1] of 26.5%

Notable Items	•$90.7 million gain on sale of health savings accounts
•$26.8 million of property optimization charges
•$20.3 million of merger-related charges
•$5.3 million of amortization of tax credit investments
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale 4 Includes consumer and residential real estate loans 5 Includes the provision for unfunded commitments

RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported fourth quarter 2022 net income applicable to common shares of $196.7 million, or $0.67 per diluted common share.
Included in the fourth quarter was a $90.7 million pre-tax gain on the November 18, 2022 sale of health savings accounts, as well as pre-tax charges of $26.8 million for property optimization and $20.3 million related to the February 15, 2022 merger with First Midwest. Excluding these transactions and realized debt securities losses from the current quarter, adjusted net income was $164.3 million, or $0.56 per diluted common share.
LOANS
Robust broad-based commercial and consumer loan growth.
•Period-end total loans3 were $31.1 billion at December 31, 2022, up 7.7% annualized from $30.5 billion at September 30, 2022, driven by strong commercial loan growth of 7.9%.
•Total commercial loan production in the fourth quarter was $2.7 billion; period-end commercial pipeline totaled $4.6 billion.
•Total consumer loans4 were $9.2 billion at December 31, 2022, up 7.5% annualized from September 30, 2022.
◦Consumer loans decreased $25.4 million, or 3.7% annualized, and residential mortgage loans grew $193.1 million, or 12.3% annualized, driven by strong production.
•Average total loans in the fourth quarter were $30.7 billion, an increase of $838.0 million from the third quarter of 2022.

DEPOSITS
Strong deposit franchise impacted by the sale of health savings accounts and seasonal deposit outflows late in the quarter.
•On average, total deposits for the fourth quarter were $35.4 billion, a decrease of 0.9% excluding $382 million of health savings accounts sold in November.
•Period-end total deposits were $35.0 billion at December 31, 2022, compared to $36.1 billion at September 30, 2022, down due to the sale of health savings accounts, client deployment of excess liquidity and seasonal deposit outflows.

NET INTEREST INCOME AND MARGIN
Strong loan growth and the higher rate environment favorably impact net interest income and margin.
•Net interest income on a fully taxable equivalent basis increased to $396.5 million in the fourth quarter of 2022 compared to $381.5 million in the third quarter of 2022, driven by higher interest rates and loan growth, partially offset by lower accretion income on loans.
•Net interest margin on a fully taxable equivalent basis increased 14 bps to 3.85% compared to 3.71% for the third quarter of 2022.
•Accretion income on loans and borrowings was $10.4 million, or 10 bps of net interest margin, in the fourth quarter of 2022 compared to $25.4 million, or 25 bps of net interest margin, in the third quarter of 2022.
•Cost of total deposits was 0.34%, increasing 22 bps and the cost of total interest-bearing deposits increased 34 bps to 0.52% in the fourth quarter of 2022.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of the Old National franchise.
•Provision5 expense in the fourth quarter of 2022 was $11.4 million, compared to $15.5 million in the third quarter of 2022, reflecting strong loan and unfunded commitment growth.
•Net charge-offs in the fourth quarter were $4.0 million, or 5 bps of average loans compared to net charge-offs of $7.6 million in the third quarter of 2022, or 10 bps of average loans.
◦Excluding purchased credit deteriorated ("PCD") loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 5 bps and 2 bps for the fourth and third quarters of 2022, respectively.
•30+ day delinquencies were 0.19% at the end of the fourth quarter, compared to 0.22% at the end of the third quarter.
•Non-performing loans as a percentage of total loans were 0.81% consistent with the third quarter of 2022.

•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of December 31, 2022, the remaining discount on these acquired loans was $102 million.
•The allowance for credit losses, including the allowance for credit losses on unfunded commitments, stood at $335.9 million, or 1.08% of total loans at December 31, 2022, consistent with September 30, 2022.

NONINTEREST INCOME
Decrease driven by lower capital markets, mortgage fees and service charges.
•Total noninterest income for the fourth quarter of 2022 was $165.0 million and included a $90.7 million pre-tax gain on the sale of health savings accounts.
•Excluding this item and realized debt securities losses, adjusted noninterest income for the fourth quarter was $74.5 million, compared to $80.6 million for the third quarter of 2022, down due primarily to lower capital markets income, service charge program enhancements and the sale of health savings accounts. In addition, mortgage banking revenue continues to be impacted by the higher rate environment, as well as lower production and gain on sale margins.

NONINTEREST EXPENSE
Disciplined expense management; merger cost savings fully achieved in the fourth quarter of 2022 (annualized).
•Noninterest expense for the fourth quarter of 2022 was $282.7 million and included $26.8 million for property optimization, $20.3 million of merger-related charges, and $5.3 million of tax credit amortization.
•Excluding these items, adjusted noninterest expense for the fourth quarter was $230.3 million, compared to $237.0 million for the third quarter of 2022, down due primarily to fully achieved merger cost saves in the fourth quarter of 2022 annualized, partly offset by performance-driven incentive accrual true-up.
•The fourth quarter efficiency ratio1 was 49.1%, while the adjusted efficiency ratio1 was 47.5% for the fourth quarter of 2022 compared to 55.3% and 49.8%, respectively, for the third quarter of 2022.

INCOME TAXES
•Income tax expense in the fourth quarter of 2022 was $61.3 million, resulting in an effective tax rate of 23.4% compared to 21.7% in the third quarter of 2022. On an adjusted fully taxable equivalent ("FTE") basis, the effective tax rate was 24.8% in the fourth quarter compared to 25.3% in the third quarter.
•Income tax expense included $6.1 million of tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.
•Preliminary total risk-based capital was 12.02% and preliminary regulatory Tier 1 capital was 10.71%, impacted by retained earnings including the $90.7 million pre-tax gain on the sale of health savings accounts, partly offset by strong loan growth. In addition, total risk-based capital was impacted by the phase-out of $2.4 million of Tier 2 subordinated debt.
•Tangible common equity to tangible assets was 6.18% at the end of the fourth quarter compared to 5.82% in the third quarter of 2022, impacted by the $90.7 million pre-tax gain on the sale of health savings accounts.
•The Company did not repurchase any shares of common stock during the quarter.
•A loan to deposit ratio of 89.0%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

HEALTH SAVINGS ACCOUNTS SALE
On November 18, 2022, Old National Bank, a wholly-owned subsidiary of Old National Bancorp, completed its previously announced transaction with UMB Bank, n.a. (“UMB”), pursuant to which UMB acquired Old National Bank’s business of acting as a qualified custodian for, and administering, health savings accounts, which totaled $382 million. Upon completion, Old National Bank recorded a pre-tax gain of $90.7 million that is recorded in noninterest income.
PROPERTY OPTIMIZATION
During the fourth quarter of 2022, Old National initiated certain property optimization actions that included the closure and consolidation of certain branches as well as other real estate repositioning across our footprint. These actions resulted in pre-tax charges of $26.8 million for the fourth quarter of 2022 that are associated with valuation adjustments related to these locations and are recorded in noninterest expense.
SERVICE CHARGE PROGRAM ENHANCEMENTS
In early December, Old National implemented several enhancements to its overdraft protection programs to provide clients with more flexibility. The changes included the elimination of the non-sufficient fund ("NSF") fee when an item is returned, among other modifications that benefit consumers.
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, January 24, 2023, to review fourth quarter and full year 2022 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (844) 200-6205 or International (929) 526-1599, Access code 379396. A replay of the call will also be available from noon Central Time on January 24, 2023 through February 7, 2023. To access the replay, dial U.S. (866) 813-9403 or international +44 (204) 525-0658, Access code 104806.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank, which is the sixth largest commercial bank headquartered in the Midwest. With approximately $47 billion of assets and $28 billion of assets under management, Old National ranks among the top 35 banking companies headquartered in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for 11 consecutive years.  Since its founding, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables at the end of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the current expected credit loss ("CECL") Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings accounts, property optimization charges, net securities gains and ONB Way charges. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.

Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger related charges, property optimization charges, amortization of tax credit investments and ONB Way charges, as well as adjusted noninterest income, which excludes the gain on sale of health savings accounts and gains/losses on sales of debt securities. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; the ability of Old National to execute its business plan, including the completion of the integration related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Walton
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Income Statement
Net interest income	$391,090	$376,589	$337,472	$222,785	$146,781	$1,327,936	$596,400
FTE adjustment[1]	5,378	4,950	4,314	3,772	3,442	18,414	13,913
Net interest income - tax equivalent basis	396,468	381,539	341,786	226,557	150,223	1,346,350	610,313
Provision for credit losses[2]	11,408	15,490	9,165	108,736	(1,332)	144,799	(29,622)
Noninterest income	165,037	80,385	89,117	65,240	51,484	399,779	214,219
Noninterest expense[2]	282,675	262,444	277,475	215,589	131,355	1,038,183	501,379
Net income (loss) available to common shareholders	$196,701	$136,119	$110,952	$(29,603)	$56,188	$414,169	$277,538
Per Common Share Data
Weighted average diluted shares	293,131	292,483	291,881	227,002	166,128	276,688	165,929
EPS, diluted	$0.67	$0.47	$0.38	$(0.13)	$0.34	$1.50	$1.67
Cash dividends	0.14	0.14	0.14	0.14	0.14	0.56	0.56
Dividend payout ratio[3]	21%	30%	37%	(108)%	41%	37%	33%
Book value	$16.68	$16.05	$16.51	$17.03	$18.16	$16.68	$18.16
Stock price	17.98	16.47	14.79	16.38	18.12	17.98	18.12
Tangible book value[4]	9.42	8.75	9.23	9.71	11.70	9.42	11.70
Performance Ratios
ROAA	1.74%	1.22%	1.01%	(0.31)%	0.93%	0.99%	1.17%
ROAE	16.8%	11.1%	9.1%	(2.9)%	7.5%	8.9%	9.3%
ROATCE[4]	31.5%	20.5%	16.9%	(4.0)%	12.1%	16.3%	14.9%
NIM (FTE)	3.85%	3.71%	3.33%	2.88%	2.77%	3.47%	2.89%
Efficiency ratio[4]	49.1%	55.3%	62.7%	72.3%	64.0%	58.0%	59.7%
Efficiency ratio (prior presentation)[5]	N/A	56.2%	62.7%	76.2%	64.3%	N/A	59.6%
NCOs (recoveries) to average loans	0.05%	0.10%	0.02%	0.05%	(0.04)%	0.06%	(0.03)%
ACL on loans to EOP loans	0.98%	0.99%	0.97%	0.99%	0.79%	0.98%	0.79%
ACL[6] to EOP loans	1.08%	1.08%	1.05%	1.07%	0.87%	1.08%	0.87%
NPLs to EOP loans	0.81%	0.81%	0.78%	0.88%	0.92%	0.81%	0.92%
Balance Sheet (EOP)
Total loans	$31,123,641	$30,528,933	$29,553,648	$28,336,244	$13,601,846	$31,123,641	$13,601,846
Total assets	46,763,372	46,215,526	45,748,355	45,834,648	24,453,564	46,763,372	24,453,564
Total deposits	35,000,830	36,053,663	35,538,975	35,607,390	18,569,195	35,000,830	18,569,195
Total borrowed funds	5,586,314	4,264,750	4,384,411	4,347,560	2,575,240	5,586,314	2,575,240
Total shareholders' equity	5,128,595	4,943,383	5,078,783	5,232,114	3,012,018	5,128,595	3,012,018
Capital Ratios[4]
Risk-based capital ratios (EOP):
Tier 1 common equity	10.03%	9.88%	9.90%	10.04%	12.04%	10.03%	12.04%
Tier 1 capital	10.71%	10.58%	10.63%	10.79%	12.04%	10.71%	12.04%
Total capital	12.02%	11.84%	12.03%	12.19%	12.77%	12.02%	12.77%
Leverage ratio (average assets)	8.52%	8.26%	8.19%	10.58%	8.59%	8.52%	8.59%
Equity to assets (averages)	10.70%	11.18%	11.22%	12.03%	12.35%	11.23%	12.60%
TCE to TA	6.18%	5.82%	6.20%	6.51%	8.30%	6.18%	8.30%
Nonfinancial Data
Full-time equivalent employees	3,967	4,008	4,196	4,333	2,374	3,967	2,374
Banking centers	263	263	266	267	162	263	162
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to prior period amounts to conform to the current period presentation.

[3] Cash dividends per common share divided by net income per common share (basic).
[4] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures. December 31, 2022 capital ratios are preliminary.
[5] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.

[6] Includes the allowance for credit losses on loans and unfunded commitments.

FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity
  ROATCE - Return on average tangible common equity NCOs - Net Charge-offs ALL - Allowance for loan losses ACL - Allowance for Credit Losses
EOP - End of period actual balances NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Interest income	$457,821	$406,518	$354,358	$235,505	$156,928	$1,454,202	$638,649
Less: interest expense	66,731	29,929	16,886	12,720	10,147	126,266	42,249
Net interest income	391,090	376,589	337,472	222,785	146,781	1,327,936	596,400
Provision for credit losses[1]	11,408	15,490	9,165	108,736	(1,332)	144,799	(29,622)
Net interest income after provision	379,682	361,099	328,307	114,049	148,113	1,183,137	626,022
Wealth management fees	17,851	17,317	19,304	14,630	9,833	69,102	40,409
Service charges on deposit accounts	18,109	20,042	20,324	14,026	8,388	72,501	31,658
Debit card and ATM fees	10,798	10,608	11,222	7,599	5,804	40,227	23,766
Mortgage banking revenue	3,888	5,360	6,522	7,245	7,336	23,015	42,558
Investment product fees	7,817	8,042	8,568	7,322	6,258	31,749	24,639
Capital markets income	5,377	8,906	7,261	4,442	6,394	25,986	21,997
Company-owned life insurance	3,108	3,361	4,571	3,524	2,737	14,564	10,589
Gain on sale of health savings accounts	90,673	—	—	—	—	90,673	—
Other income	7,589	6,921	11,430	6,110	4,299	32,050	14,276
Gains (losses) on sales of debt securities	(173)	(172)	(85)	342	435	(88)	4,327
Total noninterest income	165,037	80,385	89,117	65,240	51,484	399,779	214,219
Salaries and employee benefits	142,459	147,203	161,817	124,147	72,336	575,626	284,098
Occupancy	26,488	26,418	26,496	21,019	13,151	100,421	54,834
Equipment	7,591	7,328	7,550	5,168	4,473	27,637	16,704
Marketing	8,508	10,361	9,119	4,276	4,723	32,264	12,684
Data processing	19,951	20,269	25,883	18,762	11,489	84,865	47,047
Communication	4,159	5,392	5,878	3,417	2,412	18,846	10,073
Professional fees	6,360	6,559	6,336	19,791	5,409	39,046	20,077
FDIC assessment	5,809	6,249	4,699	2,575	1,598	19,332	6,059
Amortization of intangibles	6,787	7,089	7,170	4,811	2,573	25,857	11,336
Amortization of tax credit investments	5,258	2,662	1,525	1,516	2,019	10,961	6,770
Property optimization	26,818	—	—	—	—	26,818	—
Other expense[1]	22,487	22,914	21,002	10,107	11,172	76,510	31,697
Total noninterest expense	282,675	262,444	277,475	215,589	131,355	1,038,183	501,379
Income (loss) before income taxes	262,044	179,040	139,949	(36,300)	68,242	544,733	338,862
Income tax expense (benefit)	61,309	38,887	24,964	(8,714)	12,054	116,446	61,324
Net income (loss)	$200,735	$140,153	$114,985	$(27,586)	$56,188	$428,287	$277,538
Preferred dividends	(4,034)	(4,034)	(4,033)	(2,017)	—	(14,118)	—
Net income (loss) applicable to common shares	$196,701	$136,119	$110,952	$(29,603)	$56,188	$414,169	$277,538

EPS	$0.67	$0.47	$0.38	$(0.13)	$0.34	$1.50	$1.67
Weighted Average Common Shares Outstanding
Basic	291,012	290,961	290,862	227,002	165,278	275,179	165,178
Diluted	293,131	292,483	291,881	227,002	166,128	276,688	165,929
Common shares outstanding (EOP)	292,903	292,880	292,893	292,959	165,838	292,903	165,838

[1] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to prior period amounts to conform to the current period presentation.

End of Period Balance Sheet (unaudited)
($ in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Earning Assets
Federal Reserve Bank account	$269,374	$328,391	$334,570	$1,545,389	$627,354
Money market investments	5,606	6,374	7,774	12,419	22,002
Investments:
Treasury and government-sponsored agencies	2,195,175	2,186,551	2,461,173	2,527,568	1,778,357
Mortgage-backed securities	5,476,718	5,584,241	5,976,921	6,086,853	3,698,831
States and political subdivisions	1,827,164	1,829,561	1,839,333	1,840,823	1,654,986
Other securities	730,476	693,303	719,223	735,550	432,478
Total investments	10,229,533	10,293,656	10,996,650	11,190,794	7,564,652
Loans held for sale, at fair value	11,926	19,748	26,217	39,376	35,458
Loans:
Commercial	9,508,904	9,311,148	8,923,983	8,624,253	3,391,769
Commercial and agriculture real estate	12,457,070	12,227,888	11,796,503	11,337,735	6,380,674
Consumer:
Home equity	1,033,783	1,043,594	1,097,852	1,080,885	560,590
Other consumer loans	1,663,443	1,678,997	1,656,253	1,587,216	1,013,524
Subtotal of commercial and consumer loans	24,663,200	24,261,627	23,474,591	22,630,089	11,346,557
Residential real estate	6,460,441	6,267,306	6,079,057	5,706,155	2,255,289
Total loans	31,123,641	30,528,933	29,553,648	28,336,244	13,601,846
Total earning assets	41,640,080	41,177,102	40,918,859	41,124,222	21,851,312

Allowance for credit losses on loans	(303,671)	(302,254)	(288,003)	(280,507)	(107,341)
Non-earning Assets:
Cash and due from banks	453,432	466,846	455,620	418,744	172,663
Premises and equipment, net	557,307	588,021	586,031	584,113	476,186
Operating lease right-of-use assets	189,714	187,626	192,196	201,802	69,560
Goodwill and other intangible assets	2,125,121	2,135,792	2,131,815	2,144,609	1,071,672
Company-owned life insurance	768,552	767,089	769,595	766,291	463,324
Other assets	1,332,837	1,195,304	982,242	875,374	456,188
Total non-earning assets	5,426,963	5,340,678	5,117,499	4,990,933	2,709,593
Total assets	$46,763,372	$46,215,526	$45,748,355	$45,834,648	$24,453,564

Liabilities and Equity
Noninterest-bearing demand deposits	$11,930,798	$12,400,077	$12,388,379	$12,463,136	$6,303,106
Interest-bearing:
Checking and NOW accounts	8,340,955	8,963,014	8,473,510	8,296,337	5,338,022
Savings accounts	6,326,158	6,616,512	6,796,152	6,871,767	3,798,494
Money market accounts	5,389,139	5,602,729	5,373,318	5,432,139	2,169,160
Other time deposits	2,775,991	2,393,083	2,479,304	2,544,011	960,413
Total core deposits	34,763,041	35,975,415	35,510,663	35,607,390	18,569,195
Brokered deposits	237,789	78,248	28,312	—	—
Total deposits	35,000,830	36,053,663	35,538,975	35,607,390	18,569,195

Federal funds purchased and interbank borrowings	581,489	301,031	1,561	1,721	276
Securities sold under agreements to repurchase	432,804	438,053	476,173	509,275	392,275
Federal Home Loan Bank advances	3,829,018	2,804,617	3,283,963	3,239,357	1,886,019
Other borrowings	743,003	721,049	622,714	597,207	296,670
Total borrowed funds	5,586,314	4,264,750	4,384,411	4,347,560	2,575,240
Operating lease liabilities	211,964	207,725	215,188	234,049	76,236
Accrued expenses and other liabilities	835,669	746,005	530,998	413,535	220,875
Total liabilities	41,634,777	41,272,143	40,669,572	40,602,534	21,441,546
Preferred stock, common stock, surplus, and retained earnings	5,915,017	5,751,833	5,647,916	5,570,313	3,014,393
Accumulated other comprehensive income (loss), net of tax	(786,422)	(808,450)	(569,133)	(338,199)	(2,375)
Total shareholders' equity	5,128,595	4,943,383	5,078,783	5,232,114	3,012,018
Total liabilities and shareholders' equity	$46,763,372	$46,215,526	$45,748,355	$45,834,648	$24,453,564

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$324,801	$(259)	(0.32)%	$514,362	$935	0.72%	$726,144	$276	0.15%
Investments:
Treasury and government-sponsored agencies	2,151,746	14,683	2.73%	2,326,070	13,212	2.27%	1,763,544	6,390	1.45%
Mortgage-backed securities	5,470,753	35,344	2.58%	5,891,283	36,157	2.45%	3,513,482	15,071	1.72%
States and political subdivisions	1,818,431	14,849	3.27%	1,829,322	14,631	3.20%	1,625,390	12,941	3.18%
Other securities	702,730	7,741	4.41%	718,735	6,781	3.77%	438,583	2,608	2.38%
Total investments	10,143,660	72,617	2.86%	10,765,410	70,781	2.63%	7,340,999	37,010	2.02%
Loans:[2]
Commercial	9,330,906	132,711	5.69%	9,045,009	113,491	5.02%	3,420,274	31,641	3.62%
Commercial and agriculture real estate	12,317,057	161,766	5.25%	11,929,892	136,780	4.59%	6,341,296	57,347	3.54%
Consumer:
Home equity	949,925	16,926	7.07%	947,921	14,397	6.03%	556,851	4,380	3.12%
Other consumer loans	1,766,527	19,906	4.47%	1,787,929	18,652	4.14%	1,009,690	9,488	3.73%
Subtotal commercial and consumer loans	24,364,415	331,309	5.43%	23,710,751	283,320	4.78%	11,328,111	102,856	3.60%
Residential real estate loans	6,373,819	59,532	3.74%	6,189,503	56,432	3.65%	2,275,469	20,228	3.56%

Total loans	30,738,234	390,841	5.08%	29,900,254	339,752	4.54%	13,603,580	123,084	3.56%

Total earning assets	$41,206,695	$463,199	4.49%	$41,180,026	$411,468	3.99%	$21,670,723	$160,370	2.93%

Less: Allowance for credit losses on loans	(303,009)			(290,215)			(107,990)

Non-earning Assets:
Cash and due from banks	$368,874			$503,841			$228,126
Other assets	4,861,247			4,522,171			2,481,792

Total assets	$46,133,807			$45,915,823			$24,272,651

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,482,651	$13,189	0.62%	$8,681,392	$5,751	0.26%	$5,093,496	$458	0.04%
Savings accounts	6,482,369	1,558	0.10%	6,733,465	547	0.03%	3,766,543	524	0.06%
Money market accounts	5,382,254	8,091	0.60%	5,344,567	2,072	0.15%	2,139,702	456	0.08%
Other time deposits	2,540,619	5,688	0.89%	2,463,573	2,168	0.35%	978,723	1,047	0.42%
Total interest-bearing core deposits	22,887,893	28,526	0.49%	23,222,997	10,538	0.18%	11,978,464	2,485	0.08%
Brokered deposits	129,745	1,366	4.18%	44,579	282	2.51%	—	—	0.00%
Total interest-bearing deposits	23,017,638	29,892	0.52%	23,267,576	10,820	0.18%	11,978,464	2,485	0.08%

Federal funds purchased and interbank borrowings	475,431	4,299	3.59%	122,311	720	2.34%	1,162	—	0.00%
Securities sold under agreements to repurchase	409,916	556	0.54%	436,225	106	0.10%	381,744	92	0.10%
Federal Home Loan Bank advances	3,266,896	25,609	3.11%	3,025,844	13,027	1.71%	1,887,821	5,122	1.08%
Other borrowings	753,401	6,375	3.36%	676,874	5,256	3.08%	274,926	2,448	3.56%
Total borrowed funds	4,905,644	36,839	2.98%	4,261,254	19,109	1.78%	2,545,653	7,662	1.19%

Total interest-bearing liabilities	$27,923,282	$66,731	0.95%	$27,528,830	$29,929	0.43%	$14,524,117	$10,147	0.28%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$12,373,495			$12,575,011			$6,435,829
Other liabilities	900,448			677,829			313,880
Shareholders' equity	4,936,582			5,134,153			2,998,825

Total liabilities and shareholders' equity	$46,133,807			$45,915,823			$24,272,651

Net interest rate spread			3.54%			3.56%			2.65%

Net interest margin (FTE)			3.85%			3.71%			2.77%

FTE adjustment		$5,378			$4,950			$3,442

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$812,296	$2,814	0.35%	$450,158	$589	0.13%
Investments:
Treasury and government-sponsored agencies	2,290,229	47,932	2.09%	1,573,855	24,209	1.54%
Mortgage-backed securities	5,562,442	129,411	2.33%	3,356,950	60,479	1.80%
States and political subdivisions	1,805,433	57,688	3.20%	1,548,939	50,115	3.24%
Other securities	687,926	24,133	3.51%	443,606	10,680	2.41%
Total investments	$10,346,030	$259,164	2.50%	$6,923,350	$145,483	2.10%
Loans:[2]
Commercial	8,252,237	397,228	4.81%	3,763,099	138,063	3.67%
Commercial and agriculture real estate	11,147,967	489,499	4.39%	6,168,146	228,568	3.71%
Consumer:
Home equity	921,018	49,934	5.42%	547,322	17,181	3.14%
Other consumer loans	1,649,337	72,340	4.39%	1,030,145	39,100	3.80%
Subtotal commercial and consumer loans	21,970,559	1,009,001	4.59%	11,508,712	422,912	3.67%
Residential real estate loans	5,622,901	201,637	3.59%	2,269,989	83,578	3.68%

Total loans	27,593,460	1,210,638	4.39%	13,778,701	506,490	3.68%

Total earning assets	$38,751,786	$1,472,616	3.80%	$21,152,209	$652,562	3.09%

Less: Allowance for credit losses on loans	(261,534)			(117,436)

Non-earning Assets:
Cash and due from banks	$355,391			$256,860
Other assets	4,404,057			2,492,054

Total assets	$43,249,700			$23,783,687

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,104,844	$21,321	0.26%	$4,945,435	$2,065	0.04%
Savings accounts	6,342,697	3,367	0.05%	3,648,019	2,003	0.05%
Money market accounts	4,961,159	11,882	0.24%	2,080,332	1,750	0.08%
Other time deposits	2,312,935	10,801	0.47%	1,020,359	5,105	0.50%
Total interest-bearing core deposits	21,721,635	47,371	0.22%	11,694,145	10,923	0.09%
Brokered deposits	45,796	1,722	3.76%	41,371	31	0.08%
Total interest-bearing deposits	21,767,431	49,093	0.23%	11,735,516	10,954	0.09%

Federal funds purchased and interbank borrowings	151,243	5,021	3.32%	1,113	—	0.00%
Securities sold under agreements to repurchase	440,619	843	0.19%	392,777	397	0.10%
Federal Home Loan Bank advances	2,986,006	51,524	1.73%	1,902,407	21,075	1.11%
Other borrowings	619,659	19,785	3.19%	269,484	9,823	3.65%
Total borrowed funds	4,197,527	77,173	1.84%	2,565,781	31,295	1.22%

Total interest-bearing liabilities	25,964,958	126,266	0.49%	14,301,297	42,249	0.30%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$11,750,306			$6,163,937
Other liabilities	676,940			320,933
Shareholders' equity	4,857,496			2,997,520

Total liabilities and shareholders' equity	$43,249,700			$23,783,687

Net interest rate spread			3.31%			2.79%

Net interest margin (FTE)			3.47%			2.89%

FTE adjustment		$18,414			$13,913

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Allowance for credit losses:
Beginning allowance for credit losses on loans	$302,254	$288,003	$280,507	$107,341	$107,868	$107,341	$131,388
Allowance established for acquired PCD loans	—	10,558	—	78,531	—	89,089	—
Provision for credit losses on loans	5,389	11,288	9,254	97,409	(1,914)	123,340	(28,812)
Gross charge-offs	(7,081)	(11,440)	(4,096)	(4,664)	(545)	(27,281)	(4,310)
Gross recoveries	3,109	3,845	2,338	1,890	1,932	11,182	9,075
(NCOs) recoveries	(3,972)	(7,595)	(1,758)	(2,774)	1,387	(16,099)	4,765
Ending allowance for credit losses on loans	$303,671	$302,254	$288,003	$280,507	$107,341	$303,671	$107,341
Beginning allowance for credit losses on unfunded commitments	$26,169	$21,966	$22,046	$10,879	$10,297	$10,879	$11,689
Provision for credit losses on unfunded commitments	6,019	4,203	(80)	11,167	582	21,309	(810)
Ending allowance for credit losses on unfunded commitments	$32,188	$26,169	$21,966	$22,046	$10,879	$32,188	$10,879
Allowance for credit losses	$335,859	$328,423	$309,969	$302,553	$118,220	$335,859	$118,220
Provision for credit losses on loans	$5,389	$11,288	$9,254	$97,409	$(1,914)	$123,340	$(28,812)
Provision for credit losses on unfunded commitments[1]	6,019	4,203	(80)	11,167	582	21,309	(810)
Provision for credit losses[1]	$11,408	$15,491	$9,174	$108,576	$(1,332)	$144,649	$(29,622)
NCOs (recoveries) / average loans[2]	0.05%	0.10%	0.02%	0.05%	(0.04)%	0.06%	(0.03)%
Average loans[2]	$30,737,698	$29,890,008	$28,847,003	$20,725,313	$13,594,543	$27,589,442	$13,766,590
EOP loans[2]	31,123,641	30,528,933	29,553,648	28,336,244	13,601,846	31,123,641	13,601,846
ACL on loans / EOP loans[2]	0.98%	0.99%	0.97%	0.99%	0.79%	0.98%	0.79%
ACL / EOP loans[2]	1.08%	1.08%	1.05%	1.07%	0.87%	1.08%	0.87%
Underperforming Assets:
Loans 90 days and over (still accruing)	$2,650	$767	$882	$1,646	$7	$2,650	$7
NPLs:
Nonaccrual loans[3]	238,178	233,659	214,924	227,925	106,691	238,178	106,691
TDRs still accruing	15,313	13,674	15,665	20,999	18,378	15,313	18,378
Total NPLs	253,491	247,333	230,589	248,924	125,069	253,491	125,069
Foreclosed assets	10,845	11,967	12,618	19,713	2,030	10,845	2,030
Total underperforming assets	$266,986	$260,067	$244,089	$270,283	$127,106	$266,986	$127,106
Classified and Criticized Assets:
Nonaccrual loans[3]	$238,178	$233,659	$214,924	$227,925	$106,691	$238,178	$106,691
Substandard loans (still accruing)	504,657	476,724	490,566	518,341	162,572	504,657	162,572
Loans 90 days and over (still accruing)	2,650	767	882	1,646	7	2,650	7
Total classified loans - "problem loans"	745,485	711,150	706,372	747,912	269,270	745,485	269,270
Other classified assets	24,735	24,773	25,004	24,676	4,338	24,735	4,338
Criticized loans - "special mention loans"	636,069	549,994	452,835	507,689	235,910	636,069	235,910
Total classified and criticized assets	$1,406,289	$1,285,917	$1,184,211	$1,280,277	$509,518	$1,406,289	$509,518
Loans 30-89 days past due	$55,522	$65,632	$48,889	$94,114	$16,347	$55,522	$16,347
NPLs / EOP loans[2]	0.81%	0.81%	0.78%	0.88%	0.92%	0.81%	0.92%
ACL to NPLs	132%	133%	134%	122%	95%	132%	95%
Under-performing assets/EOP loans[2]	0.86%	0.85%	0.83%	0.95%	0.93%	0.86%	0.93%
Under-performing assets/EOP assets	0.57%	0.56%	0.53%	0.59%	0.52%	0.57%	0.52%
30+ day delinquencies[2]	0.19%	0.22%	0.17%	0.34%	0.12%	0.19%	0.12%
[1] Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022. Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to prior period amounts to conform to the current period presentation.

[2] Excludes loans held for sale.
[3] Includes non-accruing TDRs totaling $24.0 million at December 31, 2022, $23.8 million at September 30, 2022, $24.3 million at June 30, 2022, $23.8 million at March 31, 2022 and $11.7 million at December 31, 2021.

PCD - Purchased credit deteriorated TDR - Troubled debt restructuring

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Earnings Per Share:
Net income applicable to common shares	$196,701	$136,119	$110,952	$(29,603)	$56,188	$414,169	$277,538
Adjustments:
Gain on sale of health savings accounts	(90,673)	—	—	—	—	(90,673)	—
Tax effect[1]	23,031	—	—	—	—	23,031	—
Gain on sale of health savings accounts, net	(67,642)	—	—	—	—	(67,642)	—
Debt Securities (gains) losses	173	172	85	(342)	(435)	88	(4,327)
Tax effect[1]	(44)	(65)	(30)	62	109	(76)	1,082
Debt securities (gains) losses, net	129	107	55	(280)	(326)	12	(3,245)
Day 1 non-PCD	—	—	—	96,270	—	96,270	—
Tax effect[1]	—	—	—	(17,550)	—	(17,550)	—
Day 1 non-PCD, net	—	—	—	78,720	—	78,720	—
Merger related charges[2]	20,314	22,743	36,585	52,299	6,683	131,941	14,584
Tax effect[1]	(5,160)	(8,529)	(13,057)	(9,534)	(1,671)	(36,280)	(3,646)
Merger related charges, net	15,154	14,214	23,528	42,765	5,012	95,661	10,938
Property optimization	26,818	—	—	—	—	26,818	—
Tax effect[1]	(6,812)	—	—	—	—	(6,812)	—
Property optimization, net	20,006	—	—	—	—	20,006	—
ONB Way	—	—	—	—	—	—	1,952
Tax effect[1]	—	—	—	—	—	—	(488)
ONB Way, net	—	—	—	—	—	—	1,464
Total adjustments, net	(32,353)	14,321	23,583	121,205	4,686	126,757	9,157
Net income applicable to common shares, adjusted	$164,348	$150,440	$134,535	$91,602	$60,874	$540,926	$286,695
Weighted average diluted common shares outstanding	293,131	292,483	291,881	227,002	166,128	276,688	165,929
EPS, diluted	$0.67	$0.47	$0.38	$(0.13)	$0.34	$1.50	$1.67
Adjusted EPS, diluted	$0.56	$0.51	$0.46	$0.40	$0.37	$1.96	$1.73
NIM:
Net interest income	$391,090	$376,589	$337,472	$222,785	$146,781	$1,327,936	$596,400
Add: FTE adjustment[1]	5,378	4,950	4,314	3,772	3,442	18,414	13,913
Net interest income (FTE)	$396,468	$381,539	$341,786	$226,557	$150,223	$1,346,350	$610,313
Average earning assets	$41,206,695	$41,180,026	$41,003,338	$31,483,553	$21,670,723	$38,751,786	$21,152,209
NIM	3.80%	3.66%	3.29%	2.83%	2.71%	3.43%	2.82%
NIM (FTE)	3.85%	3.71%	3.33%	2.88%	2.77%	3.47%	2.89%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
PPNR:
Net interest income (FTE)[1]	$396,468	$381,539	$341,786	$226,557	$150,223	$1,346,350	$610,313
Add: Noninterest income	165,037	80,385	89,117	65,240	51,484	399,779	214,219
Total revenue (FTE)	561,505	461,924	430,903	291,797	201,707	1,746,129	824,532
Less: Noninterest expense	(282,675)	(262,444)	(277,475)	(215,589)	(131,355)	(1,038,183)	(501,379)
PPNR	$278,830	$199,480	$153,428	$76,208	$70,352	$707,946	$323,153
Adjustments:
Gain on sale of health savings accounts	$(90,673)	$—	$—	$—	$—	$(90,673)	$—
Debt securities (gains) losses	173	172	85	(342)	(435)	88	(4,327)
Noninterest income adjustments	(90,500)	172	85	(342)	(435)	(90,585)	(4,327)
Adjusted noninterest income	74,537	80,557	89,202	64,898	51,049	309,194	209,892
Adjusted revenue	$471,005	$462,096	$430,988	$291,455	$201,272	$1,655,544	$820,205
Adjustments:
ONB Way	$—	$—	$—	$—	$—	$—	$1,952
Merger related charges[3]	20,314	22,743	36,585	41,286	6,683	120,928	14,584
Property optimization	26,818	—	—	—	—	26,818	—
Amortization of tax credit investments	5,258	2,662	1,525	1,516	2,019	10,961	6,770
Noninterest expense adjustments	52,390	25,405	38,110	42,802	8,702	158,707	23,306
Adjusted total noninterest expense	(230,285)	(237,039)	(239,365)	(172,787)	(122,653)	(879,476)	(478,073)
Adjusted PPNR	$240,720	$225,057	$191,623	$118,668	$78,619	$776,068	$342,132
Efficiency Ratio:
Noninterest expense	$282,675	$262,444	$277,475	$215,589	$131,355	$1,038,183	$501,379
Less: Amortization of intangibles	(6,787)	(7,089)	(7,170)	(4,811)	(2,573)	(25,857)	(11,336)
Noninterest expense, excl. amortization of intangibles	275,888	255,355	270,305	210,778	128,782	1,012,326	490,043
Less: Noninterest expense adjustments	(52,390)	(25,405)	(38,110)	(42,802)	(8,702)	(158,707)	(23,306)
Adjusted noninterest expense	$223,498	$229,950	$232,195	$167,976	$120,080	$853,619	$466,737
Total revenue (FTE)[1]	$561,505	$461,924	$430,903	$291,797	$201,707	$1,746,129	$824,532
Less: Debt securities (gains) losses	173	172	85	(342)	(435)	88	(4,327)
Total revenue excl. debt securities (gains) losses	561,678	462,096	430,988	291,455	201,272	1,746,217	820,205
Less: Gain on sale of health savings accounts	(90,673)	—	—	—	—	(90,673)	—
Total adjusted revenue	$471,005	$462,096	$430,988	$291,455	$201,272	$1,655,544	$820,205
Efficiency Ratio	49.1%	55.3%	62.7%	72.3%	64.0%	58.0%	59.7%
Efficiency Ratio (prior presentation)[4]	N/A	56.2%	62.7%	76.2%	64.3%	N/A	59.7%
Adjusted Efficiency Ratio	47.5%	49.8%	53.9%	57.6%	59.7%	51.6%	56.9%
Adjusted Efficiency Ratio (prior presentation)[4]	N/A	50.7%	53.9%	57.7%	60.0%	N/A	56.8%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
ROAE and ROATCE:
Net income (loss) applicable to common shares	$196,701	$136,119	$110,952	$(29,603)	$56,188	$414,169	$277,538
Amortization of intangibles	6,787	7,089	7,170	4,811	2,573	25,857	11,336
Tax effect[1]	(1,697)	(1,772)	(1,793)	(877)	(643)	(6,139)	(2,834)
Amortization of intangibles, net	5,090	5,317	5,377	3,934	1,930	19,718	8,502
Net income (loss) applicable to common shares, excluding intangible amortization	201,791	141,436	116,329	(25,669)	58,118	433,887	286,040
Total adjustments, net (see pg.12)	(32,353)	14,321	23,583	121,205	4,686	126,757	9,157
Adjusted tangible net income applicable to common shares	$169,438	$155,757	$139,912	$95,536	$62,804	$560,644	$295,197
Average shareholders' equity	$4,936,582	$5,134,153	$5,129,900	$4,218,416	$2,998,825	$4,857,496	$2,997,520
Less: Average preferred equity	(243,719)	(243,719)	(243,719)	(117,210)	—	(212,525)	—
Average shareholders' common equity	$4,692,863	$4,890,434	$4,886,181	$4,101,206	$2,998,825	$4,644,971	$2,997,520
Average goodwill and other intangible assets	(2,132,480)	(2,129,858)	(2,136,964)	(1,550,624)	(1,072,986)	(1,989,466)	(1,077,065)
Average tangible shareholder's common equity	$2,560,383	$2,760,576	$2,749,217	$2,550,582	$1,925,839	$2,655,505	$1,920,455
ROAE	16.8%	11.1%	9.1%	(2.9)%	7.5%	8.9%	9.3%
ROAE, adjusted	14.0%	12.3%	11.0%	8.9%	8.1%	11.6%	9.6%
ROATCE	31.5%	20.5%	16.9%	(4.0)%	12.1%	16.3%	14.9%
ROATCE, adjusted	26.5%	22.6%	20.4%	15.0%	13.0%	21.1%	15.4%

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Tangible Common Equity:
Shareholders' equity	$5,128,595	$4,943,383	$5,078,783	$5,232,114	$3,012,018
Less: Preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	—
Shareholders' common equity	$4,884,876	$4,699,664	$4,835,064	$4,988,395	$3,012,018
Less: Goodwill and other intangible assets	(2,125,121)	(2,135,792)	(2,131,815)	(2,144,609)	(1,071,672)
Tangible shareholders' common equity	$2,759,755	$2,563,872	$2,703,249	$2,843,786	$1,940,346

Total assets	$46,763,372	$46,215,526	$45,748,355	$45,834,648	$24,453,564
Add: Trust overdrafts	—	—	—	1	—
Less: Goodwill and other intangible assets	(2,125,121)	(2,135,792)	(2,131,815)	(2,144,609)	(1,071,672)
Tangible assets	$44,638,251	$44,079,734	$43,616,540	$43,690,040	$23,381,892

Risk-weighted assets[5]	$35,950,900	$34,741,765	$33,662,205	$32,341,335	$16,588,469

Tangible common equity to tangible assets	6.18%	5.82%	6.20%	6.51%	8.30%
Tangible common equity to risk-weighted assets[5]	7.68%	7.38%	8.03%	8.79%	11.70%
Tangible Common Equity:
Common shares outstanding	292,903	292,880	292,893	292,959	165,838
Tangible common book value	$9.42	$8.75	$9.23	$9.71	$11.70

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state).
[2] Includes $11.0 million of provision for unfunded commitments for the three months ended March 31, 2022 and the twelve months ended December 31, 2022.
[3] Excludes $11.0 million of provision for unfunded commitments that is included in provision for credit losses for the three months ended March 31, 2022 and the twelve months ended December 31, 2022.
[4] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.
[5] December 31, 2022 figures are preliminary.